Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
John Bartholdson
Senior Vice President,
Chief Financial Officer
Phone (610) 251-1000
jbartholdson@triumphgroup.com

TRIUMPH GROUP REPORTS THIRD QUARTER FISCAL 2005 RESULTS

Wayne, PA – January 28, 2005 – Triumph Group, Inc. (NYSE: TGI) today reported net sales from continuing operations for the third quarter of fiscal 2005 totaled $171.3 million, a seventeen percent increase over last year’s third quarter sales of $146.8 million.  Income from continuing operations for the quarter increased forty-nine percent to $3.9 million, or $0.25 per diluted common share, versus $2.6 million, or $0.17 per diluted common share, for the same period last year. Discontinued operations incurred a loss of $6.1 million net of tax for the quarter, which included a $6.5 million after-tax loss on the sale of the remaining assets of the Metals Group.  This contributed to a net loss, including discontinued operations, of $2.1 million, or $0.13 per diluted common share, in the third quarter of fiscal 2005, versus net income, including discontinued operations, of $2.7 million, or $0.17 per diluted common share, last year.  During the quarter, the company generated $26.9 million of cash flow from operating activities.

 Net sales from continuing operations for the first nine months of fiscal 2005 were $506.6 million, a seventeen percent increase over net sales of $432.6 million last year.  Income from continuing operations in the first nine months of fiscal 2005 was $10.9 million, or $0.69 per diluted common share, compared to $18.2 million, or $1.14 per diluted common share, for the same period in fiscal 2004.  Net income was $6.4 million, or $0.40 per diluted common share, compared to net income of $17.0 million, or $1.07 per diluted common share, in the prior year period.  During the nine months, the company generated $53.5 million of cash flow from operating activities.

The Aerospace Systems segment reported net sales for the quarter of $121.2 million, a twenty-one percent increase over the prior year quarter’s sales of $100.0 million.  Operating income for the current quarter increased thirteen percent to $13.5 million, compared to $11.9 million in the prior year period.

The Aftermarket Services segment reported net sales for the quarter of $44.9 million, compared to net sales of $37.3 million in the prior year period, a twenty percent increase.  Operating income for the third quarter of fiscal 2005 was $2.6 million, compared to $4.4 million in the prior year, a forty-two percent decrease.

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In the Other segment, which is primarily comprised of activities and operations related to the IGT business, net sales for the third fiscal quarter decreased thirty-eight percent to $6.4 million compared to $10.4 million in the prior year period.  The segment incurred an operating loss in the third fiscal quarter of $3.9 million, compared to an operating loss of $7.5 million in the prior year period.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are pleased to again report strong revenue growth across all our core businesses accompanied by outstanding cash generation, which allowed us to reduce borrowings under our revolving credit facility by $38 million in the third quarter.  In addition, as previously announced, we were able to execute on our plan to divest our Metals operation in order to focus on our core aviation businesses as well as complete the majority of our restructuring steps to exit the IGT business.  With this activity substantially behind us, we are confident that our focused business model along with our strong balance sheet will provide the potential for sustainable long-term growth.”

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of aircraft and aircraft components as well as commercial, military and air cargo customers.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the year ended March 31, 2004.

FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003

Net Sales	$171,278	$146,815	$506,611	$432,560

Operating Income	8,814	6,870	25,141	33,646

Interest Expense and Other	3,189	3,168	9,656	8,943
Income Tax Expense	1,686	1,065	4,546	6,513

Income from Continuing Operations	3,939	2,637	10,939	18,190
(Loss) Income from Discontinued Operations	(6,080)	19	(4,549)	(1,165)

Net (Loss) Income	$(2,141)	$2,656	$6,390	$17,025

Earnings Per Share - Basic:

Income from Continuing Operations	$0.25	$0.17	$0.69	$1.15
(Loss) Income from Discontinued Operations	$(0.38)	$0.00	$(0.29)	$(0.07)
Net (Loss) Income	$(0.13)	$0.17	$0.40	$1.08

Weighted average common shares outstanding - Basic	15,881	15,839	15,870	15,837

Earnings Per Share - Diluted:

Income from Continuing Operations	$0.25	$0.17	$0.69	$1.14
(Loss) Income from Discontinued Operations	$(0.38)	$0.00	$(0.29)	$(0.07)
Net (Loss) Income	$(0.13)	$0.17	$0.40	$1.07

Weighted average common shares outstanding - Diluted	15,994	15,930	15,957	15,906

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	December 31, 2004	March 31, 2004
Assets
Cash	$6,089	$6,766
Accounts Receivable, net	112,388	122,273
Inventory	215,782	203,593
Assets held for sale	4,132	33,579
Income Tax Refund Receivable	0	8,829
Prepaid Expenses and Other	4,304	3,801
Current Assets	342,695	378,841

Property and Equipment, net	235,774	246,501
Goodwill	281,100	267,621
Intangible Assets, net	27,925	27,514
Other	16,102	15,371

Total Assets	$903,596	$935,848

Liabilities & Stockholders’ Equity

Accounts Payable	$55,446	$55,259
Accrued Expenses	53,035	49,771
Liabilities related to assets held for sale	0	8,809
Income Taxes Payable	5,260	1,533
Deferred Income Taxes	1,444	1,444
Current Portion of Long-Term Debt	2,977	4,884
Current Liabilities	118,162	121,700

Long-Term Debt, less current portion	166,931	220,963
Deferred Income Taxes and Other	95,147	78,069

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,027,324 shares issued	16	16
Capital in excess of par value	259,348	259,322
Treasury Stock, at cost, 133,910 and 167,260 shares	(3,324)	(4,152)
Accumulated other comprehensive income	2,404	1,408
Retained earnings	264,912	258,522
Total Stockholders’ Equity	523,356	515,116

Total Liabilities and Stockholders’ Equity	$903,596	$935,848

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003

Net Sales:
Aerospace Systems	$121,185	$100,022	$362,691	$293,620
Aftermarket Services	44,892	37,327	127,054	104,674
Other	6,394	10,366	21,591	37,332
Elimination of inter-segment sales	(1,193)	(900)	(4,725)	(3,066)
	$171,278	$146,815	$506,611	$432,560

Operating Income (Expense):
Aerospace Systems	$13,533	$11,933	$39,442	$35,138
Aftermarket Services	2,572	4,438	6,133	11,282
Other	(3,856)	(7,467)	(10,789)	(5,384)
Corporate	(3,435)	(2,034)	(9,645)	(7,390)
	$8,814	$6,870	$25,141	$33,646

Depreciation and Amortization:
Aerospace Systems	$4,892	$3,895	$14,229	$11,302
Aftermarket Services	2,131	1,902	6,294	5,664
Other	474	1,265	1,979	3,143
Corporate	33	40	108	104
	$7,530	$7,102	$22,610	$20,213

Capital Expenditures:
Aerospace Systems	$2,083	$2,970	$9,957	$13,347
Aftermarket Services	1,654	1,511	3,550	3,798
Other	112	1,225	136	2,725
Corporate	22	251	56	304
	$3,871	$5,957	$13,699	$20,174

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2004 was $16.3 million with a margin of 9.5%.  EBITDA for the three months ended December 31, 2003 was $14.0 million with a margin of 9.5%.  EBITDA for the nine months ended December 31, 2004 was $47.8 million with a margin of 9.4%. EBITDA for the nine months ended December 31, 2003 was $53.9 million with a margin of 12.5%.

Management believes that EBITDA provides investors with an important perspective on the current underlying performance of the business by identifying non-cash expenses, interest and taxes included in income from continuing operations.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2004	2003	2004	2003

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$3,939	$2,637	$10,939	$18,190

Add-back:
Income Tax Expense	1,686	1,065	4,546	6,513
Interest Expense and Other	3,189	3,168	9,656	8,943
Depreciation and Amortization	7,530	7,102	22,610	20,213

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$16,344	$13,972	$47,751	$53,859

Net Sales	$171,278	$146,815	$506,611	$432,560

EBITDA Margin	9.5%	9.5%	9.4%	12.5%

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